Exhibit 4

CERTIFICATE OF ASSISTANT SECRETARY

I, Sara Sweeney, Vice President and a duly elected and qualified Assistant Secretary of the Board of Directors of Wells Fargo Bank Northwest, National Association (the “Association”), hereby certify as follows:

1. The Association is a national banking association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto, the following is noted:

A. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all national banking associations;

B. On December 9, 1881, The First National Bank of Ogden, Utah, was chartered as a national banking association under the laws of the United States and under Charter No. 2597;

C. On October 2, 1922, in connection with the consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the name was changed to “The First & Utah National Bank of Ogden”; on January 18, 1923, The First & Utah National Bank of Ogden changed its name to “First Utah National Bank of Ogden”; on January 19, 1926, the name was changed to “First National Bank of Ogden”; on February 24, 1934, the name was changed to “First Security Bank of Utah, National Association”; on June 21, 1996, the name was changed to “First Security Bank, National Association”;

D. On April 21, 2001, in connection with the acquisition by Wells Fargo & Company of First Security Corporation, the name of the Association was changed to “Wells Fargo Bank Northwest, National Association”; and

E. Wells Fargo Bank Northwest, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a national banking association.

2. The Association’s Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as Exhibit A and incorporated herein by reference. Said Articles were last amended effective April 21, 2001, as required by law on notice at a duly called special meeting of the shareholders of the Association.

3. The Association’s By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as Exhibit B and incorporated herein by reference. Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association, now known as “Wells Fargo Bank Northwest, National Association” of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in sub-paragraph 9.7 (a) (1-2):

(1) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank’s fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

(2) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility.

6. An Account Acceptance and General Signature Resolution to Exercise Fiduciary Powers was adopted by the Board of Directors at a meeting held October 27, 2003 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as Exhibit C and is incorporated herein by reference.

7. Attached hereto as Exhibit D and incorporated herein by reference, is a listing of facsimile signatures of persons authorized by the Board of Directors (herein “Authorized Signatory or Signatories”) on behalf of the Association and Corporate Trust Services to act in exercise of its fiduciary powers.

2

8. The principal office of Wells Fargo Bank Northwest, National Association, Corporate Trust Services is located at 299 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are available through such principal office.

9. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this     day of             , 2009.

/s/ Sara Sweeney Sara Sweeney Vice President Assistant Secretary

3

Certificate of

Assistant Secretary

Exhibit A, Page 1

ARTICLES OF ASSOCIATION

OF

WELLS FARGO BANK NORTHWEST,

NATIONAL ASSOCIATION

(As Amended)

FIRST. The name and title of this Association shall be Wells Fargo Bank Northwest, National Association; the Association in conjunction with its said legal name may also use Wells Fargo Bank Northwest, N.A.

SECOND. The place where the main banking house or office of this Association shall be located shall be Ogden, County of Weber, State of Utah. Its general business and its operations of discount and deposit shall also be carried on in said city, and the branch or branches established or maintained by it in accordance with the provisions of Section 36 of Title 12, United States Code. The Board of Directors shall the power to change the location of the main office of this Association (i) to any other authorized branch location within the limits of Ogden, Utah, without the approval of the shareholders of this Association and upon notice to the Comptroller of the Currency or, (ii) to any other place within Ogden, Utah, or within thirty (30) miles of Ogden, Utah, with the approval of the shareholders and the Comptroller of the Currency. The Board of Directors shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

THIRD. The Board of Directors of the consolidated association shall consist of not less than five (5) nor more than twenty-five (25) of its shareholders.

FOURTH. There shall be an annual meeting of the shareholders the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office of the Bank or other convenient place as the Board of Directors may designate, on the third Monday of March of each year, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the voting inspectors may disregard all votes cast for each such nominee.

Articles of Association

Certificate of

Assistant Secretary

Exhibit A, Page 2

FIFTH. The authorized amount of capital stock of this Association shall be One Hundred Million Dollars ($100,000,000.00), divided into 4,000,000 shares of common stock of the par value of Twenty-five Dollars ($25.00) each; provided, however, that said capital stock may be increased or decreased from time to time, in accordance with the provision of the laws of the United States. The shareholders of this Association shall not have any pre-emptive rights to acquire unissued shares of this Association.

SIXTH. (1) The Board of Directors shall appoint one of its members President of this Association. It may also appoint a Chairman of the Board, and one or more Vice Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall also be a member of the Board of Directors, and who shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers or employees and appoint others to take their place.

(2) The Board of Directors shall have the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

(3) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed. action, suit or proceeding, whether civil, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association or is or was serving at the request of the Association as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, estate or other enterprise or was acting in furtherance of the Association’s business shall be indemnified against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, no indemnification shall be given to a person adjudged guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts or where there is a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Association. The termination of any action, suit or proceeding by judgment, order, settlement, or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association.

Articles of Association

Certificate of

Assistant Secretary

Exhibit A, Page 3

(4) Each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association (such action or suit being known as a “derivative proceeding”) to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association or is or was serving at the request of the Association as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, estate or other enterprise shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, that no indemnification shall be given where there is a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Association; and provided further that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Association, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(5) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (3) or (4) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

(6) Any indemnification under (3) or (4) of this Article (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a reasonable determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (3) or (4) of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (c) by the stockholders.

(7) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (6) of this Article (i) if the Board of Directors determines, in writing, that (1) the director, officer, employee or agent has a substantial likelihood or prevailing on the merits; (2) in the event the director, officer, employee or agent does not prevail, he or she will have the financial capability or reimburse the Association; and (3) payment of expenses by the Association will not adversely affect its safety and soundness; and (ii) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Association as authorized in this Article.

Articles of Association

Certificate of

Assistant Secretary

Exhibit A, Page 4

(8) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, successors in interest, and administrators of such a person.

SEVENTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

EIGHTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time: Provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association. These Articles of Association may be amended at any regular or special meeting of the Shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States. The notice of any shareholders’ meeting, at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.

Articles of Association

Certificate of

Assistant Secretary

Exhibit B, Page 1

BY-LAWS

OF

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

ARTICLE I

Meetings of Shareholders

Section 1.1 Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main office of the Association in Ogden, or such other place as the Board of Directors may designate, at 10:30 a.m., on the fourth Monday of April in each year. If for any cause the annual meeting of shareholders for the election of directors is not held on the date fixed in this by-law, such meeting may be held on some other day, notice thereof having been given in accordance with the requirements of 12 U.S.C. §75, and the meeting conducted according to the provisions of these by-laws.

Section 1.2 Special Meetings. Except as otherwise specifically provided by statute, special meetings of shareholders may be called for any purpose at any time by the Board of Directors, by the President, or by any one or more shareholders owning in the aggregate not less than twenty-five percent of the then outstanding shares, as provided in Article Ninth of the Articles of Association.

Section 1.3 Notice of Meetings. A notice of each annual or special shareholders’ meeting, setting forth the time, place, and purpose of the meeting, shall be given, by first-class mail, postage prepaid, to each shareholder of record at least ten days prior to the date on which such meeting is to be held; but any failure to mail such notice of any annual meeting, or any irregularity therein, shall not affect the validity of such annual meeting or of any of the proceedings thereat. Notwithstanding anything in these by-laws to the contrary, a valid shareholders’ meeting may be held without notice whenever notice thereof shall be waived in writing by all shareholders, or whenever all shareholders shall be present or represented at the meeting.

Section 1.4 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, and may transact any business except such as may, under the provisions of law, the Articles of Association, or these by-laws, require the vote of holders of a greater number of shares. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally called.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 2

Section 1.5 Proxies and Voting Rights. At each meeting of the shareholders each shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder, which proxy shall be valid for that meeting or any adjournments thereof, shall be dated, and shall be filed with the records of the meeting. No officer or employee of this Association may act as proxy. Each shareholder shall have one vote for each share of stock having voting power which is registered in his name on the books of the Association. Voting for the election of directors and voting upon any other matter which may be brought before any shareholders’ meeting may, but need not, be by ballot, unless voting by ballot be requested by a shareholder present at the meeting.

Section 1.6 Proceedings and Record. The Chairman of the Board shall preside at all meetings of the shareholders or, in case of his absence or inability to act, the President or, in case of the absence or inability to act of both of them, any Vice President may preside at any such meeting. The presiding officer shall appoint a person to act as secretary of each shareholders’ meeting; provided, however, that the shareholders may appoint some other person to preside at their meetings or to act as secretary thereof. A record of all business transacted shall be made of each shareholders’ meeting showing, among other things, the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, the names of the proxies, the number of shares voted on each motion or resolution and the number of shares voted for each candidate for director. This record shall be entered in the minute book of the Association and shall be subscribed by the secretary of the meeting.

ARTICLE II

Directors

Section 2.1 Board of Directors. The Board of Directors (hereinafter referred to as the “Board”) shall have power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

Section 2.2 Number and Qualifications. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board may not increase the number of directors to a number which (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; and (ii) exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

Each director shall, during the. full term of his directorship, be a citizen of the United States, and at least two-thirds of the directors shall have resided in the state in which the main office of the Association is located, or within one hundred miles of the location of the office of the Association, for at least one year immediately preceding their election, and shall be residents of the state in which the main office of the Association is located or within a one-hundred-mile territory of the location of the Association during their continuance in office. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of stock of this Association or an equivalent interest, as determined by the Comptroller of the Currency, in any company which has control over this Association within the meaning of Section 2 of the Bank Holding Company Act of 1956, as amended.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 3

Section 2.3 Organization Meeting. A meeting of the newly elected Board shall be held at the main office of this Association, without notice, immediately following the adjournment of the annual meeting of the shareholders, or at such other time and at such other place to which said meeting may be adjourned. No business shall be transacted at any such meeting until a majority of the directors elected shall have taken an oath of office as prescribed by law, and no director elected shall participate in the business transacted at any such meeting of the Board until he shall have taken said oath. If at any such meeting there is not a quorum of the directors present who shall have taken the oath of office, the members present may adjourn the meeting from time to time until a quorum is secured. At such meeting of the newly elected Board, if a quorum is present, the directors may elect officers for the ensuing year and transact any and all business which may be brought before them.

Section 2.4 Regular Meetings. The regular meetings of the Board may be held at such time and place as shall from time to time be determined by the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day.

Section 2.5 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the President, the Cashier or the Secretary, and shall be called at the request of one-third or more of the directors.

Section 2.6 Notice of Meetings. Each member of the Board shall be given not less than one day’s notice by telephone, telegram, letter, or in person, stating the time and place of any regular or special meeting; such notice may, but need not, state the purpose of said meeting. Notwithstanding anything in these by-laws to the contrary, a valid directors’ meeting may be held without notice whenever notice thereof shall be waived in writing by all of the directors, or whenever all of the directors are present at the meeting.

Section 2.7 Quorum and Voting. A majority of the directors shall constitute a quorum at all directors’ meetings. Except where the vote of a greater number of directors is required by the Articles of Association, these by-laws or under provisions of law, the vote of a majority of the directors at a meeting at which a quorum is present shall be sufficient to transact business.

Section 2.8 Proceedings and Record. The Chairman of the Board, if such officer shall have been designated by the Board, shall preside at all meetings thereof, and in his absence or inability to act (or if there shall be no Chairman of the Board) the President, and in his absence or inability to act any other director appointed chairman of the meeting pro tempore, shall preside at meetings of the directors. The Cashier, or Secretary, or any other person appointed by the Board, shall act as secretary of the Board and shall keep accurate minutes of all meetings.

Section 2.9 Electronic Communications. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. A director may participate in a regular or special Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by any means referred to in this Section 2.9 constitutes presence in person at the meeting.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 4

Section 2.10 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of the Association may be taken without a meeting by written action signed by all of the directors.

Section 2.11 Vacancies. Any vacancy in the Board may be filled by appointment at any regular or special meeting of the Board by the remaining directors in accordance with the laws of the United States, and any director so appointed shall hold his place until the next election.

ARTICLE III

Committees of the Board

Section 3.1 Executive Committee. The Board may appoint annually or more often an Executive Committee consisting of three or more directors. In the event an Executive Committee is appointed, the Executive Committee shall have the power to approve, review, and delegate authority to make loans and otherwise extend credit and to purchase and sell bills, notes, bonds, debentures and other legal investments and to establish and review general loan and investment policies. In addition, when the Board is not in session, the Executive Committee shall have the power to exercise all powers of the Board, except those that cannot legally be delegated by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board at which a quorum is present.

Section 3.2 Trust Committees. The Board shall appoint a Trust Audit Committee which shall make or cause to be made by auditors responsible only to the Board suitable audits of the Trust Department consistent with law and regulation and at such time shall ascertain and report to the Board whether said Department has been administered in accordance with applicable laws and regulations and sound fiduciary principles. Every report to the Board under this section, together with the action taken thereon, shall be noted in the minutes of the Board. The Board shall from time to time appoint such other committees of such membership and with such powers and duties as it is required to appoint under the provisions of Regulation 9 issued by the Comptroller of the Currency relating to the trust powers of national banks, or any amendments thereto, and may appoint such other committees of such membership and with such powers and duties as the Board may provide and as are permitted by said Regulation 9, or any amendments thereto.

Section 3.3 Other Committees. The Board, by a majority vote of the whole Board, may create from its own members or (to the extent permitted by applicable statutes, laws and regulations) from its own members and/or officers or employees of the Association such other committees as it may from time to time deem necessary, and may designate the name and term of existence and prescribe the duties thereof.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 5

Section 3.4 Proceedings and Record. Each committee appointed by the Board may hold regular meetings at such time or times as may be fixed by the Board or by the committee itself. Special meetings of any committee may be called by the chairman or vice chairman or any two members thereof. The Board may, at the time of the appointment of any committee, designate alternate or advisory members, designate its chairman, vice chairman, and secretary, or any one or more thereof, and the committee itself may appoint such of said officers as have not been so designated by the Board if they deem such appointment necessary or advisable. The secretary may but need not be a member of the committee. The Board may at any time prescribe or change the number of members whose presence is required to constitute a quorum at any or all meetings of a committee. The quorum so prescribed need not be a majority of the members of the committee. If no quorum is prescribed by the Board, the presence of a majority of the members of the committee shall be required to constitute a quorum. Each committee shall keep such records of its meetings and proceedings as may be required by law or applicable regulations and may keep such additional records of its meetings and proceedings as it deems necessary or advisable, and each committee may make such rules of procedure for the conduct of its own meetings and the method of discharge of its duties as it deems advisable. Each committee appointed by the Board may appoint subcommittees composed of its own members or other persons and may rely on information furnished to it by such subcommittees or by statistical or other fact-finding departments or employees of this Association, provided that final action shall be taken in each case by the committee.

ARTICLE IV

Officers and Employees

Section 4.1 Appointment of Officers. The Board shall appoint a President, one or more Vice Presidents and a Cashier or Secretary and may appoint a Chairman of the Board and such other officers as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Only directors shall be eligible for appointment as President or Chairman of the Board. If a director other than the President is appointed Chairman of the Board, the Board shall designate either of these two officers as the chief executive officer of this Association. The chief executive officer, any Executive Vice President, and any other officer authorized by resolution of the Board, acting singly, may appoint other officers below the rank of Executive Vice President, and any Senior Vice President appointed by the Board, acting singly, may appoint other officers below the rank of Senior Vice President, by filing a written notice of such officer appointments with the Cashier, Secretary or an Assistant Secretary appointed by the Board.

Section 4.2 Tenure of Office. Officers shall hold their respective offices for the current year for which they are appointed unless they resign, become disqualified or are removed. Any officer appointed by the Board may be removed at any time by the affirmative vote of a majority of the full Board or in accordance with authority granted by the Board. Any officer appointed by the chief executive officer may be removed at any time by the filing of a written notice of such officer removal by the chief executive officer with the Cashier or Secretary. During the year between its organization meetings, the Board may appoint additional officers and shall promptly fill any vacancy occurring in any office required to be filled.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 6

Section 4.3 Chief Executive Officer. The chief executive officer shall supervise the carrying out of policies adopted or approved by the Board, shall have general executive powers as well as the specific powers conferred by these by-laws, and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board.

Section 4.4 Cashier or Secretary. The Cashier or Secretary shall attend to the giving of all notices required by these by-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of Cashier, or imposed by these by-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

Section 4.5 General Authority and Duties. Officers shall have the general powers and duties customarily vested in the office of such officers of a corporation and shall also exercise such powers and perform such duties as may be prescribed by the Articles of Association, by these by-laws, or by the laws or regulations governing the conduct of the business of national banking associations, and shall exercise such other powers and perform such other duties not inconsistent with the Articles of Association, these by-laws or laws or regulations as may be conferred upon or assigned to them by the Board or the chief executive officer.

Section 4.6 Employees and Agents. Subject to the authority of the Board, the chief executive officer, or any other officer of the Association authorized by him, may appoint or dismiss all or any employees and agents and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 4.7 Bonds of Officers and Employees. The officers and employees of this Association shall give bond with security to be approved by the Board in such penal sum as the Board shall require, conditioned for the faithful and honest discharge of their respective duties and for the faithful application and accounting of all monies, funds and other property which may come into their possession or may be entrusted to their care or placed in their hands. In the discretion of the Board in lieu of having individual bonds for each officer and employee, there may be substituted for the bonds provided for herein a blanket bond covering all officers and employees providing coverage in such amounts and containing such conditions and stipulations as shall be approved by the chief executive officer of this Association but subject to the supervision and control of the Board.

ARTICLE V

Stock and Stock Certificates

Section 5.1 Transfers. Shares of stock shall be transferable only on the books of the Association upon surrender of the certificate for cancellation, and a transfer book shall be kept in which all transfers of stock shall be recorded.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 7

Section 5.2 Stock Certificates. Certificates of stock shall be signed by the chief executive officer, the President or a Vice President and the Cashier, Secretary, or any other officer appointed by the Board for that purpose, and shall be sealed with the corporate seal. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed, and shall meet the requirements of 12 U.S.C. §52, as amended.

Section 5.3 Dividends. Transfers of stock shall not be suspended preparatory to the declaration of dividends and, unless an agreement to the contrary shall be expressed in the assignments, dividends shall be paid to the shareholders in whose name the stock shall stand at the time of the declaration of the dividends or on such record date as may be fixed by the Board.

Section 5.4 Lost Certificates. In the event of loss or destruction of a certificate of stock, a new certificate may be issued in its place upon proof of such loss or destruction and upon receipt of an acceptable bond or agreement of indemnity as may be required by the Board.

ARTICLE VI

Corporate Seal

Section 6.1 Form. The corporate seal of the Association shall have inscribed thereon the name of the Association.

Section 6.2 Authority to Impress. The chief executive officer, the President, the Cashier, the Secretary, the Assistant Secretary, or the Assistant Cashier, or other officer designated by the Board, shall have authority to impress or affix the corporate seal to any document requiring such seal, and to attest the same.

ARTICLE VII

Miscellaneous Provisions

Section 7.1 Banking Hours. The days and hours during which this Association shall be open for business shall be fixed from time to time by the Board, the chief executive officer, or the President, consistent with national and state laws governing banking and business transactions.

Section 7.2 Execution of Written Instruments. All instruments, documents, or agreements relating to or affecting the property or business and affairs of this Association, or of this Association when acting in any representative or fiduciary capacity, shall be executed, acknowledged, verified, delivered or accepted in behalf of this Association by the chief executive officer, the President, any Executive Vice President, any person specifically designated by the Board as an “Executive Officer” of this Association, or by such other officer, officers, employees, or designated signers, as the Board may from time to time direct.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit B, Page 8

Section 7.3 Records. The Articles of Association, these by-laws, and any amendments thereto, and the proceedings of all regular and special meetings of the directors and of the shareholders shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the person appointed to act as secretary of the meeting.

Section 7.4 Fiscal Year. The fiscal year of the Association shall be the calendar year.

Section 7.5 Corporate Governance Procedures. In accordance with 12 C.F.R. Section 7.2000, to the extent not inconsistent with applicable federal banking statutes or regulations or bank safety and soundness, this Association designates and elects to follow the corporate governance procedures of the Delaware General Corporation Law, as amended from time to time.

Section 7.6 Indemnification. The Association may make or agree to make indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or civil action initiated by any federal banking agency, that are reasonable and consistent with the requirements of 12 USC 1828(k) and its implementing regulations.

The Association may indemnify an institution-affiliated party for damages and expenses, including the advancement of expenses and legal fees, in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, in accordance with the provisions set forth in the Association’s Articles of Association, which provisions are in accordance with the Delaware General Corporation Law, provided such payments are consistent with safe and sound banking practices.

ARTICLE VIII

By-Laws

Section 8.1 Inspection. A copy of these by-laws, with all amendments thereto, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during banking hours.

Section 8.2 Amendments. These by-laws may be changed or amended at any regular or special meeting of the Board by a vote of a majority of the full Board or at any regular or special meeting of shareholders by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat.

Association By-Laws

Certificate of

Assistant Secretary

Exhibit C, Page 1

ACCOUNT ACCEPTANCE AND

GENERAL SIGNATURE RESOLUTION

RESOLVED that instruments, documents, or agreements relating to or affecting the property or business and affairs of this Bank, or of this Bank when acting in any representative or fiduciary capacity, may be executed in its name, with or without its corporate seal, by the persons hereinafter designated.

For the purposes of this resolution, “Executive Officer” shall mean any person specifically designated as an Executive Officer of this Bank by resolution of the Board of Directors, and “Signing Officer” shall mean the Chairman of the Board, the President, any Vice President (including any Executive Vice President or any Senior Vice President), the Cashier, the Controller, any Office President, any Managing Officer, any Assistant Vice President, Assistant Cashier, any functional title which includes the word “Officer” (e.g., Corporate Trust Officer, Trust Officer, Assistant Trust Officer), Assistant Secretary, or any other functional title hereinafter designated by the Board of Directors as an officer of the Bank.

1. No fiduciary account shall be accepted in Corporate Trust without prior written approval of two officers, at least one of whom must be at least a Vice President.

2. The Chairman, the President, and any Vice President, acting alone, may execute:

a. Bonds of indemnity and powers of attorney; and

b. All instruments of every nature and kind necessary or convenient for the Bank to execute in the performance of its duties as a fiduciary.

3. Any Signing Officer, acting alone, may execute:

a. Assignments or mortgages, releases or satisfactions of mortgages, certificates of redemption, assignments of sheriff’s certificates, trust deeds, and declarations of trust.

b. Transfers and assignments of stocks, bonds or other securities.

c. Loan agreements, letters of credit advised without confirmation, participation agreements and certificates of participation.

d. Security Agreements, financing statements, termination statements, continuation statements and statements of assignment with respect to which the Bank is a secured party, releases of security interests in and liens upon personal property.

e. Receipts for any money or property paid or delivered to this Bank.

f. Demands, notices of acceleration, or extensions of the time for payment of any note or other obligation held by this Bank.

g. Notices of default and of election to sell or cause to be sold the property described in any mortgage or deed of trust held by this Bank, notices to the trustee named in any such deed of trust, and do any other act or sign any other document provided for by law, or which may be necessary, expedient or proper in order to protect or enforce the rights of this Bank under any such mortgage or deed of trust.

Signature Resolution

Certificate of

Assistant Secretary

Exhibit C, Page 2

h. Tax Returns and related instruments.

i. Pleadings, petitions, accounts, and other documents to be filed in any court or other proceeding involving this Bank, including verifications thereof.

j. Deeds, leases, assignments and conveyances of any real or personal property held by the Bank in any representative or fiduciary capacity or any interest therein.

k. Trust indentures and other indentures, declarations of trust and trust and agency agreements, acceptances thereof and consents thereto, and any similar documents however denominated; petitions for the appointment or the confirmation of appointment of this Bank in any representative or fiduciary capacity; certificates of assets held in any account of this Bank; certificates of authentication with respect to bonds, notes, debentures, and other obligations issued under corporate mortgages; certificates for securities deposited, interim certificates and other certificates for and on behalf of this Bank as depository or agent; countersignatures of bonds, notes, certificates of stock, voting trust certificates or participation certificates on behalf of this Bank as transfer agent or registrar, certificates of cancellation and cremation of stocks, bonds or other securities; certificates of incumbency of trustee; and resignations of this Bank in any representative or fiduciary capacity.

l. Certifications or records, confirmations, and affidavits.

Any Executive Officer or any Vice President, acting alone, may designate other persons as agents (“Designated Signers”) to execute any of the instruments, documents, or agreements listed in the preceding paragraphs of this resolution, but only to the extent said Executive Officer or Vice President has that authority as described in this resolution. Designated Signers will maintain this status until written revocation of such designation or termination of employment with the Bank or any its affiliates.

Signature Resolution

Certificate of

Assistant Secretary

Exhibit D, Page 1

AUTHORIZED SIGNATORIES

MICHAEL ARSENAULT
Assistant Vice President
Will Sign	/s/ Michael Arsenault

KRYSTAL BAGSHAW
Vice President
Will Sign	/s/ Krystal Bagshaw

EDNA BARBER
Vice President
Will Sign	/s/ Edna Barber

NICHOLE BEERS
Assistant Vice President
Will Sign	/s/ Nichole Beers

DAIN W. BROWN
Vice President
Will Sign	/s/ Dain W. Brown

CHRISTOPHER E. CASPER
Assistant Vice President
Will Sign	/s/ Christopher E. Casper

REBECCA CHAPMAN
Assistant Vice President
Will Sign	/s/ Rebecca Chapman

JON CROASMUN
Manager, Legal Services
Vice President
Will Sign	/s/ Jon Croasmun

Authorized Signatories

Certificate of

Assistant Secretary

Exhibit D, Page 2

JODIE B. CURTIS
Manager, Lease Administration
Vice President
Will Sign	/s/ Jodie B. Curtis

ALAN D. DOTY
Assistant Vice President
Will Sign	/s/ Alan D. Doty

JOSHUA ELSMORE
Vice President
Will Sign	/s/ Joshua Elsmore

BEN FEIL
Trust Officer
Will Sign	/s/ Ben Feil

MARCUS R. FOULGER
Assistant Vice President
Will Sign	/s/ Marcus R. Foulger

MEGAN C. GIAMALAKIS
Vice President
Will Sign	/s/ Megan C. Giamalakis

JANEEN R. HIGGS
Manager, Lease Administration
Vice President
Will Sign	/s/ Janeen R. Higgs

Authorized Signatories

Certificate of

Assistant Secretary

Exhibit D, Page 3

DEANN MADSEN
Vice President
Will Sign	/s/ Deann Madsen

JAYMIE MAINES
Assistant Vice President
Will Sign	/s/ Jaymie Maines

G. BRAD MARTIN
Assistant Vice President
Will Sign	/s/ G. Brad Martin

FRANK MCDONALD
Vice President
Will Sign	/s/ Frank McDonald

BRANDON MILLS
Vice President
Will Sign	/s/ Brandon Mills

ERIC MORGAN
Vice President
Will Sign	/s/ Eric Morgan

BRENT OLIVER
Assistant Vice President
Will Sign	/s/ Brent Oliver

VAL T. ORTON
Vice President
Will Sign	/s/ Val T. Orton

Authorized Signatories

Certificate of

Assistant Secretary

Exhibit D, Page 4

ROBERT L. REYNOLDS
Vice President
Will Sign	/s/ Robert L. Reynolds

SCOTT ROSEVEAR
Vice President
Will Sign	/s/ Scott Rosevear

GLENN J. SHAW
Vice President
Will Sign	/s/ Glenn J. Shaw

NECIA STEVENS
Vice President
Will Sign	/s/ Necia Stevens

SARA SWEENEY
Manager, Accounting
Vice President
Will Sign	/s/ Sara Sweeney

DAVID WALL
Assistant Vice President
Will Sign	/s/ David Wall

MICHAEL WATCHKE
Vice President
Will Sign	/s/ Michael Watchke

CHRISTOPHER YOUNG
Assistant Vice President
Will Sign	/s/ Christopher Young

Authorized Signatories